                                                                   Exhibit 10.17

                       DEVELOPMENT AND LICENSE AGREEMENT
                       ---------------------------------

          THIS AGREEMENT is made effective as of May 25, 2001 ("Agreement") by and between ASIP, Inc., a Delaware corporation ("ASIP"), with its principal place of business at 155 Pierce Street, Somerset, New Jersey 08873, and Multilink Technology Corporation, a California corporation ("MLTC"), with its principal place of business at 300 Atrium Drive, 2/nd/ Floor, Somerset, New Jersey 08873.

                               R E C I T A L S :
                               ----------------
          WHEREAS, MLTC desires to engage ASIP to develop certain Devices (as defined in Section 1.8 hereof) based on MLTC's requirements;

          WHEREAS, ASIP and MLTC wish to set forth the parties' respective proprietary rights in the Devices; and

          WHEREAS, ASIP desires to sell to MLTC and MLTC desires to purchase from ASIP its requirements for the Devices after its development, subject to the terms and conditions of this Agreement.

                               A G R E E M E N T
                               -----------------
          In consideration of the mutual promises and covenants set forth below, the parties agree as follows:

          1.   Definitions.  As used in this Agreement, these terms shall have
               -----------
the following definitions:

               1.1       "ASIP Technology" means any and all Proprietary Rights
                         -----------------
of ASIP being provided by ASIP in connection with the development of the Devices, including but not limited to those listed on Schedule 1.1 attached
                                                      ------------
hereto.

               1.2       "Change in Control" means a change in ownership or
                          -----------------
control of ASIP effected through any of the following transactions: (a) merger, consolidation or reorganization approved by ASIP's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned ASIP's outstanding voting securities immediately prior to such transaction; (b) any stockholder-approved transfer or other disposition of all or substantially all of ASIP's assets; or (c) the acquisition, directly or indirectly by any person or related group of persons (other than ASIP or a person that directly or indirectly controls, is controlled by, or is under common control with, ASIP), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty

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percent (50%) of the total combined voting power of ASIP's outstanding securities pursuant to a tender or exchange offer made directly to ASIP's stockholders.

          1.3       "Confidential Information" means any and all information and
                    --------------------------
data of either party ("Disclosing Party") which is disclosed to the other party ("Receiving Party") pursuant to this Agreement, whether written, oral or both, whether tangible or intangible, irrespective of the medium in which such information or data is embedded. Confidential Information will include, but not be limited to, the terms of this Agreement (including all schedules and exhibits attached hereto), any non-public Proprietary Rights, Joint Technology, and any other trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, and financial information.

          1.4       "Deliverable" means the materials or designs to be provided
                    -------------
by ASIP to MLTC as specified on Exhibit A, the delivery dates of which shall be
                                ---------
specified on the Development Schedule.

          1.5       "Design" means the functional design of the Devices
                    --------
developed after the Effective Date.

          1.6       "Development Expenses" mean the cost of labor and material
                    ----------------------
associated with the development of the Devices incurred by ASIP, as further specified in Section 4.1.

          1.7       "Development Schedule" means the schedule setting forth a
                    ----------------------
description for the performance of the parties' respective obligations under this Agreement with respect to the development of the Devices, to be agreed to by the parties in accordance with Section 2.2.

          1.8       Devices" means the 40Gb/s devices to be developed pursuant
                    --------
to this Agreement, as described on Exhibit A.
                                   ---------
          1.9       "Effective Date" means the date of this Agreement as
                    ----------------
indicated above.

          1.10      "Final Approval Date" means the actual date of the last
                    ---------------------
approval of the Devices under Section 2.6.

          1.11      "MLTC Technology" means any and all Proprietary Rights of
                    -----------------
MLTC being provided by MLTC in connection with the development of the Devices, including but not limited to those listed on Schedule 1.11 attached hereto.
                                             -------------
          1.12      "Invention" means any idea, design, concept, technique,
                    -----------
invention, discovery or improvement, whether or not patentable, made solely or jointly by one or more employees or consultants of ASIP or MLTC, provided that either the conception or reduction to practice occurs in the performance of work related to the development of the Devices under this Agreement.

          1.13      "Joint Technology" means those Inventions or other materials
                    ------------------
consisting of the specific results of the parties' partial or completed design and development work under this Agreement, as embodied in all tangible, written, graphic and other documentary forms, as well as intangible forms, but shall specifically exclude the ASIP Technology and the MLTC Technology.

          1.14      "Proprietary Rights" means any and all patents, patent
                    --------------------
applications, copyrights, trade secrets, technical information, know-how, ideas, designs, concepts, techniques, utility models, inventions, discoveries or improvements, mask works and all other intellectual property (whether patentable or not) including common law rights developed prior to the Effective Date (a) which are owned or licensed by a party hereto, which rights such party has the right to sublicense, and (b) which are reasonably necessary to develop, manufacture and sell the Devices.

          1.15      "Specifications" mean the functional specifications for the
                    ----------------
Devices to be agreed to by the parties in accordance with Section 2.1.

     2.   Device Development.  Development of the Devices will take place
          ------------------
as follows:

          2.1       Specifications.  ASIP and MLTC shall agree in writing upon
                    --------------
the preliminary Specifications for the Devices not later than forty-five (45) days from the date hereof.

          2.2       Development Schedule; Deliverables.  ASIP and MLTC shall
                    ----------------------------------
agree in writing upon the milestones for the development of Devices, to be set forth in the Development Schedule not later than forty-five (45) days from the date hereof. The Deliverables shall be delivered pursuant to the terms of the Development Schedule and in partial consideration of the Development Expenses.

          2.3       ASIP's Obligations.  ASIP will use good faith and reasonable
                    ------------------
commercial efforts to design, develop and prototype the Devices in conformance with the Specifications and in the manner set forth in this Agreement and provide the Deliverables for which it is the responsible party on the Development Schedule, which Development Schedule may be modified in accordance with the terms hereof and upon the mutual agreement of both parties.

          2.4       MLTC's Obligations; Equipment.
                    -----------------------------

                    2.4.1          Development.  MLTC will use good faith and
                                   -----------
reasonable commercial efforts to assist in the design, development and prototyping of the Devices in the manner set forth in this Agreement. In connection therewith, on or prior to the Effective Date, MLTC and ASIP each will assign a technical coordinator who shall act as the primary contact with the other party. The initial technical coordinator for MLTC shall be David Cheskis, and the initial technical coordinator for ASIP shall be Miland Gokhale.

                    2.4.2          Equipment Consignment.  Exhibit B sets forth
                                   ---------------------   ---------
a list of equipment (including its estimated monetary value) (the "Equipment") which is hereby consigned from MLTC to ASIP. The first priority for the use of such Equipment by ASIP shall be for ASIP to perform its obligations under this Agreement and the Supply Agreement (as defined herein) for MLTC. Any excess capacity for the Equipment available after satisfying such first priority may be used by ASIP as it deems appropriate in its sole and absolute discretion. Title to all such Equipment shall remain with MLTC unless and until ASIP exercises its option to purchase the

Equipment under Section 2.4.3(a), or MLTC utilizes the Equipment to purchase shares of ASIP pursuant to Section 2.4.3(b). Unless otherwise agreed to by MLTC, ASIP shall insure the Equipment against loss or damage by reason of fire, flood, accident, theft, riot or civil commotion, in an amount not to exceed
                  [*]                             dollars  ($   [*]   ).  Unless
and until title to the Equipment is transferred to ASIP from MLTC,   (i) all
risk of loss related to such Equipment shall belong to MLTC, and ASIP shall be responsible for the cost of routine maintenance of such Equipment, and (ii) the cost of all major repairs and replacement of any such Equipment due to faulty workmanship shall borne by MLTC, which shall reimburse or replace such Equipment upon the reasonable request of ASIP. Other than upon expiration or termination of this Agreement, MLTC shall give ASIP one hundred eighty (180) days notice prior to retaking possession of any of such Equipment, provided, that MLTC shall not retake possession of any such Equipment at any time prior to the expiration or termination of this Agreement to the extent it is reasonably required for use by ASIP to fulfill its obligations under this Agreement.

                    2.4.3  Options to Purchase or Lease Equipment; Right of
                           ------------------------------------------------
First Refusal.
-------------

                          (a) ASIP Option.  Upon the later of expiration or
                              -----------
termination, for any reason, of (i) this Agreement or (ii) the Supply Agreement, ASIP shall have an option for ninety (90) days from the date of such expiration or termination to purchase any of the Equipment. The purchase price shall equal the depreciated value of the Equipment through the option exercise date (based upon a seven (7) year straight-line depreciation method). Upon expiration or termination, for any reason, of (i) this Agreement or (ii) the Supply Agreement, ASIP shall also have an option for ninety (90) days from the date of expiration or termination to lease any of the Equipment for an annual amount equal to its annual depreciation. Terms and conditions are identical to those specified in this paragraph for Equipment purchase.

                          (b) Right of First Refusal.  To the extent MLTC
                              ----------------------
exercises its Right of First Refusal to purchase securities of ASIP (a "Financing") as specified in Section 3 of the Investors' Rights Agreement dated July 17, 2000 by and among ASIP, MLTC and the other Series A Convertible Preferred Stock purchasers, MLTC shall be entitled to utilize the Equipment as payment for its shares in the Financing. The purchase price shall equal the depreciated value of the Equipment through the closing date of the Financing (based upon a seven (7) year straight-line depreciation method) and shall be paid by ASIP through the issuance to MLTC of the number of shares of preferred stock of ASIP (as valued in the Financing) equal to such purchase price. In the event the purchase price of the Equipment is (i) less than the purchase price of MLTC's shares in the Financing, MLTC will pay the difference to ASIP in cash; or
(ii) is more than the purchase price of MLTC's shares in the Financing, ASIP will pay the difference to MLTC in cash out of the proceeds of the Financing.

                    2.4.4  Change in Control of ASIP.  In the event there is a
                           -------------------------
Change in Control of ASIP, ASIP (or its successor entity) shall purchase the Equipment simultaneously with the Change in Control. The purchase price shall equal the depreciated value of the Equipment through the date of the Change in Control (based upon a seven (7) year straight-line depreciation method).

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          2.5       Engineering Change Orders.  If MLTC desires to change the
                    -------------------------
Specifications as necessitated by its commercially reasonable requirements, it will give ASIP notice of the desired changes. The parties will negotiate in good faith the amount of any increased cost or delay in the Development Schedule due to any such change to the Specifications as set forth herein. If the request by MLTC will cause the estimated expense to exceed the limits of Section
4.1 the parties will negotiate in good faith to either increase the limit or moderate the request. If the request by MLTC will cause the estimated time to completion of development of the Devices to exceed the aggregate time period for the development of the Devices as set forth in the Development Schedule, the parties will negotiate in good faith to either increase the time limit or moderate the request. If such an agreement cannot be reached, either with respect to the increase in price or extension of time, neither party will be in default of this Agreement. Any changes to the Specifications will be evidenced in writing by the mutual approval of the parties.

          2.6       Device Approval.  MLTC will have thirty (30) days following
                    ---------------
the completion of each milestone set forth in the Development Schedule to reasonably determine whether the Devices conform to the Specifications ("Device Approval Period"). MLTC agrees to inform ASIP in writing of any non-conformance during the applicable Device Approval Period. If ASIP receives a notice of non-conformance during any Device Approval Period, ASIP and MLTC will first cooperate in seeking a commercially reasonable way to correct the defect, which does not require a redesign of the Devices. If no such correction is possible to MLTC's commercially reasonable satisfaction, ASIP and MLTC will then agree on the design changes which are reasonably necessary to correct the defect. This procedure shall be repeated until each Milestone of the Devices does conform to the Specifications. The parties will negotiate in good faith the amount of any increased cost or delay due to any such corrections or design changes. If such corrections or design changes will cause the estimated expense to exceed the limits of Section 4.1, the parties will negotiate in good faith to either increase the limit or moderate the request. If such corrections or design changes will cause the estimated time to completion of development of the Devices to exceed the aggregate time period for the development of the Devices as set forth in the Development Schedule, the parties will negotiate in good faith to either increase the time limit or moderate the request. If such an agreement cannot be reached, either with respect to the increase in price or extension of time, neither party will be in default of this Agreement.

          3.   MLTC License.  The MLTC Proprietary Rights are set forth on
               ------------
Schedule 1.11 attached hereto.  MLTC grants to ASIP an irrevocable,
-------------
nonexclusive, worldwide, royalty-free license to the MLTC Proprietary Rights in perpetuity solely (a) to develop the Devices subject to the terms of this Agreement and (b) upon the parties entering into a Supply Agreement (as defined in Section 6) pursuant to Section 6 hereof, to manufacture and sell the Devices to MLTC and to grant licenses to third parties to manufacture and sell the Devices to MLTC pursuant to the Supply Agreement.

          4.   Development Expenses
               --------------------

               4.1       Payment.  MLTC will reimburse, on a monthly basis, all
                         -------
commercially reasonable Development Expenses incurred by ASIP and submitted to MLTC during its performance under this Agreement up to an aggregate maximum of
     [*]

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       dollars  ($   [*]   ).  Such aggregate maximum may be re-negotiated by
the parties during the term of this Agreement, and is subject to increase pursuant to the provisions of Sections 2.5 and 2.6 hereof.

               4.2       Expense Reports.  In order to receive such
                         ---------------
reimbursement, ASIP must first submit monthly expense reports to MLTC as follows. ASIP shall prepare an estimate by the fifteenth (15th) day of each month of its likely expenses in such month. MLTC will reimburse all commercially reasonable estimates received from ASIP within fifteen (15) days of receipt. ASIP will subsequently submit a report of the actual expenses incurred in a month by the fifteenth (15th) day of the following month. The parties will reconcile any underpayment or overpayment in the next scheduled subsequent payment from MLTC to ASIP.

          5.   Devices Proprietary Rights; Ownership.
               -------------------------------------

               5.1       Joint Ownership; Assistance in Intellectual Property
                         ----------------------------------------------------
Protection.  ASIP and MLTC shall be the joint owners of all right, title and
----------
interest in the Joint Technology. Each party agrees to assist the other party in perfecting and enforcing its rights under this Article. Such actions shall include, but not be limited to, execution of assignments, applications and other documents.

               5.2       ASIP Technology; MLTC Technology.  During the term of
                         --------------------------------
this Agreement and thereafter, ASIP will continue to own or be licensed the ASIP Technology and is not granting MLTC any right or interest therein, or any license thereto, and MLTC will continue to own or be licensed the MLTC Technology and is not granting ASIP any right or interest therein, or any license thereto, other than the license granted pursuant to Section 3 hereof.

               5.3       Use of Joint Technology During Term of Agreement.
                         ------------------------------------------------
During the term of this Agreement, MLTC and ASIP shall have the right to use the Joint Technology solely for the purpose of developing the Devices in accordance with the terms hereof.

               5.4       Use of Joint Technology Following Expiration or
                         -----------------------------------------------
Termination of Agreement.  Following the expiration or termination of this
------------------------
Agreement, subject to the provisions of the Supply Agreement, with respect to the Joint Technology (a) MLTC shall have the right solely to grant licenses to the Joint Technology to (i) third-party manufacturers to manufacture the Devices for use by MLTC as part of the manufacture of modules, subsystems or higher-level assemblies for sale by MLTC and (ii) third-party purchasers of such modules, subsystems or higher-level assemblies; and (b) ASIP shall have the right solely to (i) use the Joint Technology to manufacture the Devices, (ii) grant licenses to the Joint Technology to third-party manufacturers to manufacture the Devices and (iii) grant licenses to third-party purchasers of the Devices.

               5.5       No Transfer of Joint Technology.  During the term of
                         -------------------------------
this Agreement, the Supply Agreement and thereafter, except as set forth in
Section 5.4 and 6.3 hereof, or in connection with the sale or other transfer by a party hereunder of substantially all of such party's business or of that part of such party's business to which the subject matter of this Agreement relates, neither party shall transfer, convey, sell or encumber any of its rights in, to or under the Joint Technology, nor shall it grant any person or entity any license of any type whatsoever to

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

the Joint Technology, including, but not limited to, any license to use, execute, reproduce, display, perform, prepare derivative works based upon the Joint Technology, or authorize others to do any of the foregoing.

          6.   Supply Agreement.  Upon the successful completion and delivery by
               ----------------
ASIP to MLTC of the [*] prototypes as an interim step to providing the   [*]
Device as set forth on Exhibit A attached hereto, MLTC and ASIP shall enter into a supply agreement for the [*] upon terms and conditions mutually agreed upon by the parties. Upon the successful completion and delivery by ASIP to MLTC of the remaining prototypes in accordance with the terms hereof and satisfaction of the milestones specified on the Development Schedule, MLTC and ASIP shall enter into an amended and restated supply agreement ("Supply Agreement"), which Supply Agreement shall contain mutually agreed upon terms (including with respect to [*] supply), including, without limitation, the following:

               6.1       Efforts; Requirements.  During the term of the Supply
                         ---------------------
Agreement, MLTC shall use good faith and reasonable commercial efforts to buy
its full requirement of Devices from ASIP.  MLTC shall purchase at least   [*]
percent ([*]%) of its requirements of Devices from ASIP for a period of one (1) year following execution of the Supply Agreement.

               6.2       Price of Devices.  ASIP will sell the Devices to MLTC
                         ----------------
at a price equal to the price necessary for ASIP to generate a [*] percent ([*]%) gross margin with respect to each such Device sold. In the event ASIP sells the Devices (or any other devices with substantially similar functionalities) to a third party at more favorable or attractive terms and conditions than the Devices are offered in the Supply Agreement, ASIP agrees to make the Devices (or any other devices with substantially similar functionalities) or terms and conditions available to MLTC on the same or more favorable terms and conditions.

               6.3       Third Party Foundries.  As a means of fulfilling its
                         ---------------------
obligations under the Supply Agreement, ASIP may, with reasonable MLTC approval and qualification, utilize one or more third party foundries in connection with the manufacture of the Devices. ASIP will enter into appropriate intellectual property licensing and confidentiality agreements with any third party foundry to permit the fabrication of the Devices and with respect to the non-disclosure of any licensed intellectual property by such foundry to third parties.

               6.4       Sales by ASIP to Third Parties.  During the term of the
                         ------------------------------
Supply Agreement and thereafter, ASIP shall be free to sell the Devices to any third party

               6.5       Sales by MLTC to Third Parties.  During the term of the
                         ------------------------------
Supply Agreement and thereafter, MLTC shall be free to sell the Devices only as a part of a module, higher-level assembly or subsystem manufactured by MLTC.

          7.   Representations and Warranties of ASIP.
               --------------------------------------

               7.1       Right to License.  ASIP represents and warrants that it
                         ----------------
owns or has the right to license the ASIP Technology.

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               7.2       Development of Devices.  ASIP represents and warrants
                         ----------------------
that, to the best of its knowledge, the Devices are an original work of authorship, prepared without reliance on any third party works.

               7.3       Ownership of Devices.  ASIP represents and warrants
                         --------------------
that except for MLTC's rights, it is the sole and exclusive owner of all right, title and interest in the Devices and all intellectual property rights associated with them, the Devices and the intellectual property rights associated with them are free and clear of all encumbrances, including, without limitation, security interests, liens, encumbrances, charges or other restrictions.

               7.4       Non-Infringement.  ASIP represents and warrants that,
                         ----------------
to the best of its knowledge, the Devices and their production, modification and distribution do not and will not violate the patent, copyright, trade secret and similar rights of any third parties.

               7.5       Organization and Authority.  ASIP represents and
                         --------------------------
warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware and that the execution, delivery and performance of this Agreement has been duly and validly authorized by it, and all necessary corporate action has been taken to make this Agreement legal, valid and binding agreements of ASIP in accordance with their respective terms.

               7.6       LIMITATION. ASIP MAKES NO WARRANTY OF MERCHANTABILITY
                         ----------
OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEVICES, THEIR DEVELOPMENT, PRODUCTION, MODIFICATION, OR DISTRIBUTION.

          8.   Representations and Warranties of MLTC.
               --------------------------------------

               8.1  Right and License.  MLTC represents and warrants that it
                    -----------------
owns or has the right to license the MLTC Technology.

               8.2  Non-Infringement.  MLTC represents and warrants that, to the
                    ----------------
best of its knowledge, the MLTC Technology does not and will not violate the patent, copyright, trade secret and similar rights of any third parties.

               8.3  Organization and Authority.  MLTC represents and warrants
                    --------------------------
that it is a corporation duly organized and validly existing under the laws of the State of California and that the execution, delivery and performance of this Agreement has been duly and validly authorized by it, and all necessary corporate action has been taken to make this Agreement legal, valid and binding agreements of MLTC in accordance with their respective terms.

          9.   Indemnification; Limitations of Liability and Time to Sue.
               ---------------------------------------------------------

                    9.1.1  Indemnification.  MLTC will indemnify and hold ASIP,
                           ---------------
its employees, officers, directors, agents, representatives, sublicensees and customers harmless against any claim, action or proceeding, threatened or pending, alleging that the use of the MLTC Proprietary Rights in the development, manufacture, sale or use of the Devices infringes or is alleged to infringe the rights of any third party in any jurisdiction. ASIP agrees to notify

MLTC in writing promptly of any such claim, suit or proceeding. ASIP will reasonably assist MLTC in such defense, and MLTC may at its sole cost and expense upon written notice to ASIP within a reasonable time following receipt of notice of such claim, suit or proceeding assume the defense thereof, at which time it shall no longer be responsible for the fees and expenses of ASIP in defending such action. Similarly, ASIP will indemnify and hold MLTC, its employees, officers, directors, agents, representatives and sublicensees, and customers harmless against any claim, action or proceeding, threatened or pending, alleging that the use of the ASIP Proprietary Rights in the development, manufacture, sale or use of the Devices infringes or is alleged to infringe the rights of any third party in any jurisdiction. MLTC agrees to notify ASIP promptly of any such claim, suit or proceeding. MLTC will reasonably assist ASIP in such defense and ASIP may at its sole cost and expense upon written notice to MLTC within a reasonable time following receipt of notice of such claim, suit or proceeding assume the defense thereof, at which time it shall no longer be responsible for the fees and expenses of MLTC in defending such action. No indemnifying party shall settle any such claim, suit or proceeding hereunder without the consent of the indemnified party, which consent shall not be unreasonably withheld.

               9.2  Limitations of Damages.  NEITHER PARTY WILL BE LIABLE IN ANY
                    ----------------------
MANNER FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, WHETHER ARISING OUT OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, RESULTING FROM OR RELATED TO THIS AGREEMENT.

               9.3  Statute of Limitations.  NO ACTION MAY BE BROUGHT OR
                    ----------------------
ARBITRATION DEMANDED BY EITHER PARTY ARISING UNDER THIS AGREEMENT AT ANY TIME MORE THAN TWENTY FOUR (24) MONTHS AFTER THE PARTY BRINGING SUCH ACTION BECOMES AWARE OF, OR REASONABLY SHOULD HAVE BECOME AWARE OF, THE FACTS THAT OCCURRED GIVING RISE TO THE CAUSE OF ACTION.

          10.  Confidentiality.
               ---------------

               10.1 Confidentiality Obligations.  Each party acknowledges that
                    ---------------------------
in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.3) shall, at all times, both during the term of this Agreement and thereafter for a period of five (5) years, keep in confidence and trust all of the Disclosing Party's (as defined in Section 1.3) Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement, unless otherwise expressly agreed to writing by the Disclosing Party. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into written confidentiality agreements with the Receiving Party which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

                    10.1.1 is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

                    10.1.2 is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

                    10.1.3 is received by the Receiving Party from a third party without restriction on disclosure;

                    10.1.4 is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

                    10.1.5 is approved for release by written authorization of the Disclosing Party; or

                    10.1.6 is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party, at the Disclosing Party's request and cost, in obtaining a protective order prior to such disclosure.

          11.  Joining Employees.  During the term of this Agreement and for a
               -----------------
period of one (1) year thereafter, each party agrees that it shall not, directly or indirectly, (a) hire any employee of the other party or solicit, induce or entice any employee of the other party to leave such employment or cause anyone else to do so, or (b) except with respect to serving on the board of directors of the other party, or holding or making an investment in the other party, enter into business or work with any current employee of the other party in any business, partnership, limited liability company, firm, corporation or other entity then in competition with such party as long as such employee is still employed by such other party.

          12.  Injunctive Relief.  Each party agrees that any violation of the
               -----------------
terms and conditions of Section 10 or Section 11 by either party would cause the other party irreparable injury for which it would have no adequate remedy at law. Consequently, the parties agree that the non-breaching party shall be entitled to temporary and permanent restraining orders, preliminary injunctions and permanent injunctions to enforce such Sections without the necessity of proving actual damages in connection therewith. This provision with respect to injunctive relief shall not, however, diminish either party's right to claim and recover damages or enforce any of its other legal and/or equitable rights or defenses.

         13.  Termination.
              -----------

              13.1  Term.  This Agreement will be in effect for twenty-four (24)
                    ----
months commencing from the Effective Date, unless terminated earlier by either party pursuant to the provisions in this Section; provided, however, that all rights and obligations set forth in Sections 2.4.3(a), 2.4.3(b), 2.4.4, 5, 7, 8, 9, 10, 11, 12 and 13 and Sections 14.8 and 14.14 shall survive termination of this Agreement.

              13.2  Events of Default by ASIP.  MLTC will have the right to
                    -------------------------
terminate this Agreement and its further obligations hereunder upon the occurrence of any of the following events of default (subject to ASIP's ability to cure or remedy such event as described in Section 13.4):

                    13.2.1 ASIP is involved in any voluntary or involuntary bankruptcy proceeding or any other proceeding concerning insolvency, dissolution, cessation of operations, reorganization of indebtedness or the like and the proceeding is not terminated within sixty (60) days;

                    13.2.2 ASIP becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; or

                    13.2.3 ASIP is in material default of any provision of this Agreement.

              13.3  Events of Default by MLTC.  ASIP will have the right to
                    -------------------------
terminate this Agreement and its further obligations hereunder upon the occurrence of any of the following events of default (subject to MLTC's ability to cure or remedy such event as described in Section 13.4):

                    13.3.1 MLTC becomes involved in any voluntary or involuntary bankruptcy proceeding or any other proceeding concerning insolvency, dissolution, cessation of operations, reorganization of indebtedness or the like and the proceeding is not terminated within sixty (60) days;

                    13.3.2 MLTC becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; or

                    13.3.3 MLTC is in material default of any provision of this Agreement.

              13.4  Right to Cure Event of Default.  Upon the occurrence of any
                    ------------------------------
event of default entitling a party to terminate this Agreement, the non-defaulting party may send notice of default, specifying the nature of the default, to the other party. The non-defaulting party will permit thirty (30) days following the date of such notice to enable the other party to cure the problem to the non-defaulting party's reasonable satisfaction. Failure to cure the problem will result in termination without further notice by the non-defaulting party, unless such non-defaulting party extends the cure period by written notice or withdraws the default notice.

     14.  General Provisions.
          ------------------

          14.1      Notice.  Any notice provided for or permitted under this
                    ------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section, provided however, e-mail shall be the preferred method of communication between the parties for normal day-to-day operations in the ordinary course of business, provided further, however, that e-mail shall not constitute the giving or receiving of valid notice under this Agreement.

          If to ASIP:          [*]
                    155 Pierce Street
                    Somerset, New Jersey 08873
                    Attn.:  Milind Gokhale

          If to MLTC:           [*]
                    300 Atrium Drive, 2/nd/ Floor
                    Somerset, New Jersey 08873
                    Attn.:  Richard N. Nottenburg
          Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

          14.2      Waiver.  No term or provision hereof will be considered
                    ------
waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

          14.3      Entire Agreement.  This Agreement, including all exhibits
                    ----------------
and schedules to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

          14.4      Severability.  If any part of this Agreement is found
                    ------------
invalid or unenforceable, the remainder of this Agreement will remain in full force.
          14.5      Amendment.  This Agreement may be amended or supplemented
                    ---------
only by a writing that is signed by duly authorized representatives of both parties.

          14.6      Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          14.7      Section Headings.  The Section headings contained herein are
                    ----------------
for convenience of reference only and will not be considered as substantive parts of this Agreement.

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

The use of the singular or plural form will include the other form and the use of the masculine, feminine or neuter gender will include the other genders.

          14.8      Choice of Law.  This Agreement will be governed by and
                    -------------
construed in accordance with the laws of the United States and the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

          14.9      Choice of Forum.  Any proceeding to enforce or to resolve
                    ---------------
disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the United States. In any proceedings, no party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding.

          14.10     Force Majeure.  Except for the payment of money, neither
                    -------------
party will be liable for any failure or delay in performance under this Agreement which might be due, in whole or in part, directly or indirectly, to any contingency, delay, failure, or cause of, any nature beyond the reasonable control of such party. Such causes include, without in any way limiting the generality of the foregoing, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, activities of a combination of workmen or other labor difficulties, war, insurrection, riot, act of God or the public enemy, law, act, order, export control regulation, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement). In the event of the happening of such a cause, the party whose performance is so affected will give prompt, written notice to the other party, stating the period of time the same is expected to continue. Such delay will not be excused under this Section for more than one hundred eighty (180) days.

          14.11     Assignment.  Neither party may assign any rights or delegate
                    ----------
any duties under this Agreement (other than the right to receive payments) without the other party's prior written consent, and any attempt to do so without that consent will be void, unless the assignment is part of a sale or other transfer of substantially all of the assignor's business, or of that part of the assignor's business to which the subject matter of this Agreement relates. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

          14.12     Relationship of the Parties.  The parties to this Agreement
                    ---------------------------
are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

          14.13     Export Control Regulations.  Neither party shall export,
                    --------------------------
directly or indirectly, any products or technical data acquired or to be provided under this Agreement, or the direct product of any such technical data, to any country for which the United States export statutes and regulations, at the time of export, require an export license or other government approval, without first obtaining such license or approval.

          14.14     Attorneys' Fees.  In the event of any action between the
                    ---------------
parties hereto for enforcement of any of the terms or conditions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including, without limitation, attorneys' fees.

                  [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below:

ASIP, INC.                              MULTILINK TECHNOLOGY CORPORATION

By: /s/ Milind Gokhale                  By: /s/ Richard N. Nottenburg

Typed Name:  Milind Gokhale             Typed Name:  Richard N. Nottenburg

Title:  President                       Title:  President and CEO

Date:  May 25, 2001                     Date:  May 25, 2001

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1.1   ASIP Technology

Schedule 1.11  MLTC Technology

Exhibit A      Devices and Deliverables

Exhibit B      Consigned Equipment

                            SCHEDULES AND EXHIBITS

                                  SCHEDULE 1.1
                                  ------------
                                ASIP Technology
                                ---------------

Patent applications filed and awarded:

     1. "Photonic Integration Using a Twin Waveguide Structure," U.S. Patent No. 5,859,866

     2. "Twin Waveguide Based Design for Phtonic Integrated Circuits," Provisonal U.S. Patent filed June 24, 1998, Serial No. 337,785, U.S. Regular Patent filed June 22, 1999, PCT Serial No. WO 99/67665

     3. "Photonic integrated detector having plurality of asymmetric waveguides," Provisional U.S. Patent filed May 12, 2000 Serial No. 203,846, U.S. Regular Patent filed November 21, 2000, Serial No. 09/717,851

     4. "Asymmetric Waveguide electroabsorption-modulated laser," PUAS-0013, U.S. Provisional Patent filed January 19, 2001. Final patent in preparation.

     Others:

         1. Princeton University Docket 96-1251-1: "Method and Apparatus For Active Alignment fo Semiconductor Optical Waveguides".

         2. Design and calculated performance characteristics of     [*]
            based     [*] integrated with     [*].

         3. Design and calculate performance characteristics of     [*]
            based     [*]     and [*] integrated with [*].

         4. Design methodology and processing know-how for making     [*]
            based     [*]    . This includes existing wafer designs, taper
            designs, and know-how of various fabrication processes to make such [*].

         5. Various inventions and device configurations and results that pre-date this Agreement and are documented in laboratory notebooks of ASIP employees.

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                            SCHEDULES AND EXHIBITS

                                 SCHEDULE 1.11
                                 -------------
                                MLTC Technology
                                ---------------


      1. Radio frequency (RF) circuit design and circuit design of high speed telecommunications circuits.

      2. 40 GHz optoelectronic test fixture, MLTC document # 050-0005-001.

      3. Semiconductor manufacturing processes and process control for integrated circuit technologies including GaAs, InP and SiGe material systems.

      4. Manufacturing processes and assembly techniques for high speed electronic modules.

      5. Design, modeling, characterization and manufacturing of high speed electronic packages.

      6. High speed amplifier design techniques and circuits that are the property of MLTC, whether developed and produced internally or provided by another entity.

      7. RF test and measurement techniques and apparatus for characterizing optoelectronic devices, components and modules up to 50 GHz.

      8. Time domain test methodologies and approaches for characterizing optoelectronic devices, components and modules up to 50 Gb/s.

      9. Fiber optic probe development for wafer level measurements.

     10. High speed, on-wafer test methodologies and techniques for electronic and optoelectronic integrated circuits.

                            SCHEDULES AND EXHIBITS

                                   EXHIBIT A
                                   ---------
                            Devices and Deliverables
                            ------------------------
Devices:
--------


     . Device A)     [*]     40Gb/s     [*]     plus     [*]     on submount

     . Device B)     [*]     40Gb/s     [*]     on submount


Deliverables:
-------------

ASIP will provide to MLTC:

     . [*] engineering sample units of [*] and [*] qualified production units of [*]

     . [*] engineering sample units of [*] and [*] qualified production units of [*]

     . [*] engineering sample units of [*] as an interim step to providing
       [*]

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                            SCHEDULES AND EXHIBITS

                                   EXHIBIT B
                                   ---------
                              Consigned Equipment
                              -------------------

The [*] plus accompanying equipment necessary to manufacture devices including but not limited to fiber alignment equipment, not to exceed $ [*]

       Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   EXHIBIT B

                                      -1-